                                                                     Exhibit 3.1

                              AMENDED AND RESTATED

                                     BY-LAWS

                                       OF

                               CLARUS CORPORATION

                           As Amended on May 20, 2002

                                    ARTICLE I
                                    ---------

                                Corporate Offices
                                -----------------

         Section 1. Principal and Registered Offices. The principal office of
         ---------  --------------------------------
the Corporation shall be located at such place as the Board of Directors may specify from time to time. The registered office of the Corporation shall be located at 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

         Section 2. Other Offices.  The Corporation may have offices at such
         ---------  -------------
other places, either within or without the State of Delaware, as the Board of Directors may from time to time determine.

                                   ARTICLE II
                                   ----------

                            Meetings of Stockholders
                            ------------------------

         Section 1. Place of Meeting. Meetings of stockholders shall be held at
         ---------  ----------------
the principal office of the Corporation or at such other place or places, either within or without the State of Delaware, as shall be designated by the Board of Directors. In the absence of any such designation, meetings of stockholders shall be held at the principal executive office of the Corporation.

         Section 2. Annual Meeting. The annual meeting of stockholders shall be
         ---------  --------------
held each yearon a date and at a time designated by the Board of Directors. At the annual meeting, directors shall be elected and any other proper business may be transacted.

         Section 3. Special Meeting. A special meeting of the stockholders for
         ---------  ---------------
any purpose or purposes may be called at any time by the Chairman of the Board or the Chief Executive Officer, and shall be called by the Secretary at the written request of, or by resolution adopted by, (a) a majority of the Board of Directors or (b) the holders of a majority of all of the outstanding shares of capital stock of the Corporation entitled to vote at such meeting, in which case, such request shall state the purpose of the proposed meeting.

         Section 4. Notice of Meetings. Written or printed notice, stating the
         ---------  ------------------
place, date and hour of the meeting and, in the case of a special meeting, briefly describing the purpose or purposes of the meeting, shall be given not less than ten (10) days nor more than sixty (60) days before the date of the meeting, to each stockholder of record entitled to vote at the meeting. Such notice shall be given either personally or by first-class mail or by telegraphic or other written communication. Notices not personally delivered shall be sent charges prepaid and shall be addressed to the stockholder at the address of such stockholder appearing on the books of the Corporation or given by the stockholder to the Corporation for the purpose of notice. Notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by telegram or other means of written communication.

         Section 5. Proxies. Each stockholder entitled to vote at a meeting of
         ---------  -------
stockholders may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212(e) of the General Corporation Law of the State of Delaware (or any successor statute).

         Section 6. Quorum. Except as otherwise provided by law, the holders of
         ---------  ------
a majority of the issued and outstanding shares of capital stock of the Corporation entitled to vote at a meeting of stockholders, present in person or represented by proxy, shall constitute a quorum for the transaction of business at such meeting. In the absence of a quorum, the chairman of the meeting shall have the power to adjourn the meeting in accordance with Article II, Section 7, of these by-laws. If a quorum is initially present, the stockholders may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum, if any action taken is approved by a majority of the stockholders initially constituting a quorum for that meeting.

         Section 7. Adjourned Meeting. When a meeting is adjourned to another
         ---------  -----------------
time and place, unless these by-laws otherwise require, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business that might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

         Section 8. Voting of Shares. Each outstanding share of voting capital
         ---------  ----------------
stock of the Corporation shall be entitled to one vote on each matter submitted to a vote at a meeting of the stockholders, except as otherwise provided in the Certificate of Incorporation of the Corporation. Except as otherwise provided by law, the Certificate of Incorporation of the Corporation or these by-laws, if a quorum is present (a) directors shall be elected by a plurality of the votes of the shares of capital stock of the Corporation present in person or represented by proxy at the meeting and entitled to vote on the election of directors and
(b) the affirmative vote of the holders of a majority of shares of capital stock of the Corporation present in person or by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders of the Corporation in all matters other than the election of directors.

         Section 9. Stockholder Nominations and Proposals. Nominations for
         ---------  -------------------------------------
election as a director and proposals for stockholder action may be made only by stockholders of the Corporation of record at the time of the giving of notice provided for herein and shall be made in writing and shall be delivered or mailed to the Secretary of the Corporation (a) in the case of an annual meeting of stockholders that is called for a date that is within thirty (30) days before or after the anniversary date of the immediately preceding annual meeting of stockholders, not less than sixty (60) days nor more than ninety (90) days prior to such anniversary date and (b) in the case of an annual meeting of stockholders that is called for a date that is not within thirty (30) days before or after the anniversary date of the immediately preceding annual meeting of stockholders, or in the case of a special meeting of stockholders, not later than the close of business on the tenth (10th) day following the day on which the notice of meeting was mailed or public disclosure of the date of the meeting was made, whichever occurs first. Such notification shall contain a written statement of the stockholder's proposal and of the reasons therefor, his name and

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address and number of shares owned, and, in the case of the nomination of a director, nominations shall contain the following information to the extent known by the notifying stockholder: (i) the name, age and address of each proposed nominee; (ii) the principal occupation of each proposed nominee; (iii) the nominee's qualifications to serve as a director; (iv) such other information relating to such nominee as required to be disclosed in solicitation of proxies for the election of directors pursuant to the rules and regulations of the Securities and Exchange Commission; (v) the name and residence address of the notifying stockholder; and (vi) the number of shares owned by the notifying stockholder, and shall be accompanied by the nominee's written consent to being named a nominee and serving as a director if elected. A stockholder making any proposal shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended. Nominations or proposals not made in accordance herewith may be disregarded by the chairman of the meeting in his discretion, and upon his instructions all votes cast for each such nominee or for such proposal may be disregarded.

         Section 10. Action Without Meeting. Any action which the stockholders
         ----------  ----------------------
could take at a meeting may be taken without a meeting if one or more written consents, setting forth the action taken, shall be signed, before or after such action, by all the stockholders who would be entitled to vote upon the action at a meeting. The consent shall be delivered to the Corporation for inclusion in the minutes or filing with the corporate records. In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the board of directors. Any person seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary of the Corporation, request the board of directors to fix a record date. The board of directors shall promptly, but in all events within ten days after the date on which such a request is received, adopt a resolution fixing the record date. If no record date has been fixed by the board of directors within ten days of the date on which such a request was received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the board of directors is required by applicable law, shall be the first date on (after the ten-day period) which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of stockholders meetings are recorded, to the attention of the Secretary of the Corporation. Delivery shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the board of directors and prior action by the board of directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the board of directors adopts the resolution taking such prior action. If by law, the Corporation is required to give its nonvoting stockholders written notice of the proposed action, it shall do so at least ten (10) days before the action is taken, and such notice must contain or be accompanied by the same material that would have been required by law to be sent to nonvoting stockholders in a notice of meeting at which the proposed action would have been submitted to the stockholders for action.

         Section 11. Record Date for Stockholder Notice. The Board of Directors
         ----------  ----------------------------------
may fix a date as the record date for the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders. Such record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and shall not be more than sixty (60) days or less than ten (10) days prior to the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at

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the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting unless the Board of Directors fixes a new record date for the adjourned meeting.

         Section 12. List of Stockholders. It shall be the duty of the Secretary
         ----------  --------------------
or other officer of the Corporation who shall have charge of the stock records, either directly or through a transfer agent appointed by the Board of Directors, to prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of stockholders entitled to vote at such meeting arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

         Section 13.  Inspectors of Elections.
         ----------   -----------------------

                      (a)  Appointment of Inspectors of Election. In advance of
                           -------------------------------------
any meeting of stockholders, the Board of Directors may appoint one or more persons, other than nominees for office, as inspectors of election to act at such meeting or any adjournment thereof. If inspectors of election are not so appointed, the chairman of any such meeting may, and on the request of any stockholder or his proxy shall, appoint inspectors of election at the meeting. In case any person appointed as inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment by the Board of Directors in advance of the meeting, or at the meeting by the person acting as chairman.

                      (b)  Duties of Inspectors.  The inspectors of election
                           --------------------
shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies and ballots, receive votes, ballots or consents, count and tabulate all votes and ballots, determine the results, retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, certify their determination of the number of shares represented at the meeting and their count of all votes and ballots, and do such acts as may be proper to conduct the election or vote with fairness to all stockholders. The inspectors of election shall perform their duties impartially, in good faith, to the best of their ability and as expeditiously as is practical.

                      (c)  Vote of Inspectors.  If there are more than one
                           ------------------
inspectors of election, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all.

                      (d)  Report of Inspectors.  On request of the chairman
                           --------------------
of the meeting or of any stockholder or his proxy, the inspectors shall make a report in writing of any challenge or question or matter determined by them and execute a certificate of any fact found by them. Any report or certificate made by them is prima facie evidence of the facts stated herein.


                                   ARTICLE III
                                   -----------

                               Board of Directors
                               ------------------

         Section 1.    General Powers.  The business and affairs of the
         ---------     --------------
Corporation shall be managed

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by or under the direction of the Board of Directors except as otherwise provided by law, the Certificate of Incorporation of the Corporation or these by-laws.

         Section 2. Number, Term and Qualification. The Board of Directors of
         ---------  ------------------------------
the Corporation shall consist of at least three (3) but not more than seven (7) members, which number shall be determined, from time to time, by resolution adopted by the Board of Directors. The directors shall be classified, with respect to the time for which they severally hold office, into three (3) classes, as nearly equal in number as possible as determined by the Board of Directors, with one class to be elected annually, at a meeting of the stockholders by a plurality of the votes of the shares present in person or by proxy and entitled to vote on the election of directors.

         The directors of the Corporation shall be divided into three classes as nearly equal in size as is practicable, hereby designated Class I, Class II and Class III. The term of office of the initial Class I directors shall expire at the first regularly-scheduled annual meeting of the stockholders following the effective date of these Bylaws (the "Effective Date"), the term of office of the initial Class II directors shall expire at the second annual meeting of the stockholders following the Effective Date and the term of office of the initial Class III directors shall expire at the third annual meeting of the stockholders following the Effective Date. At each annual meeting of stockholders, commencing with the first regularly-scheduled annual meeting of stockholders following the Effective Date, each of the successors elected as directors of a Class whose term shall have expired at such annual meeting shall be elected to hold office until the third annual meeting next succeeding his or her election and until his or her respective successor shall have been duly elected and qualified. If the number of directors is hereafter changed, any newly created directorships or decrease in directorships shall be so apportioned among the classes as to make all classes as nearly equal in number as is practicable, provided that no decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

         Each director shall hold office until the next annual meeting of stockholders at which his term expires and until his successor is elected and qualified, or until his earlier death, resignation or removal pursuant to these by-laws. Directors need not be residents of the State of Delaware or stockholders of the Corporation.

         Section 3. Removal. Except as provided in the Certificate of
         ---------  -------
Incorporation or under applicable law, directors may be removed from office only with cause by a vote of the holders of a majority of the shares of capital stock of the Corporation then entitled to vote at an election of directors.

         Section 4. Resignation. Any director of the Corporation may resign at
         ---------  -----------
any time by giving written notice to the Chairman of the Board, the Chief Executive Officer or the Secretary of the Corporation. Such resignation shall be effective upon the giving of such notice or at such later time as shall be specified therein. The acceptance of such resignation shall not be necessary to make it effective.

         Section 5. Vacancies. Any vacancies occurring on the Board of Directors
         ---------  ---------
for any reason (including death, resignation, disqualification, removal or other causes) and any newly created directorships resulting from an increase in the authorized number of directors may be filled only by vote of a majority of the remaining members of the Board of Directors, even if less than a quorum, at any meeting of the Board of Directors. Notwithstanding the immediately preceding sentence, the Board of Directors may by resolution determine that any such vacancies or newly created directorships shall be filled by the stockholders of the Corporation. Any director elected in accordance with the foregoing provisions shall hold office until the next annual meeting of stockholders and until his successor is elected and qualified, or until his earlier resignation or removal pursuant to these by-laws.

         Section 6. Compensation. Directors and members of committees may
         ---------  ------------
receive such compensation, if any, for their services as such and may be reimbursed for expenses of attendance at meetings of the Board of a committee as may be fixed or determined by resolution of the Board of Directors. Any director may serve the Corporation in any other capacity and receive compensation therefor.

                                   ARTICLE IV
                                   ----------

                              Meetings of Directors
                              ---------------------

         Section 1. Annual Meetings. The annual meeting of the Board of
         ---------  ---------------
Directors for the purpose of electing officers and transacting such other business as may be brought before the meeting shall be held immediately following the annual meeting of the stockholders at the place where such meeting is held. Notice of annual meetings shall not be required.

         Section 2. Regular Meetings. The Board of Directors may by resolution
         ---------  ----------------
provide for the holding of regular meetings of the Board on specified dates and at specified times. If any date for which a regular meeting is scheduled shall be a legal holiday, the meeting shall be held on the next business day that is not a legal holiday. Regular meetings of the Board of Directors shall be held at the principal executive office of the Corporation or at such other place as may be determined by resolution of the Board of Directors. Notice of regular meetings shall not be required.

         Section 3. Special Meetings. Special meetings of the Board of Directors
         ---------  ----------------
may be called by or at the request of the Chairman of the Board, the Chief Executive Officer, the Secretary or a majority of the number of directors constituting the full Board of Directors. Such meetings shall be held at the time and place designated in the notice of the meeting.

         Section 4. Notice of Special Meetings. Notice of the time and place of
         ---------  --------------------------
special meetings shall be given to each director (a) in a writing mailed not less than five days before such meeting addressed to the residence or usual place of business of a director, (b) by telecopy or telegram sent not less than two days before such meeting to the residence or usual place of business of a director or (c) in person or by telephone delivered not less than one day before such meeting. Attendance by a director at a meeting for which notice is required shall constitute a waiver of notice, except where a director attends the meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called. Except as otherwise herein provided, neither the business to be transacted at, nor the purpose of, any special meeting of the Board of Directors need be specified in the notice of such meeting.

         Section 5. Quorum. A majority of the number of directors fixed from
         ---------  ------
time to time by the Board of Directors shall constitute a quorum for the transaction of business at a meeting of the Board of Directors. If a quorum is initially present, the Board of Directors may continue to transact business, notwithstanding the withdrawal of enough directors to leave less than a quorum, if any action taken is approved by a majority of the directors initially constituting a quorum for that meeting.

         Section 6. Adjourned Meeting. A majority of the directors present,
         ---------  -----------------
whether or not constituting a quorum, may adjourn any meeting of the Board of Directors to another time and place. Notice of the time and place of holding an adjourned meeting of the Board of Directors need not be given unless the meeting is adjourned for more than forty-eight (48) hours. If the meeting is adjourned for more than forty-eight (48) hours, then notice of the time and place of the adjourned meeting shall be given before the adjourned meeting takes place, in the manner specified in Article IV, Section 4 of these by-laws, to the directors who were not present at the time of the adjournment.

         Section 7. Manner of Acting. Except as otherwise provided by law, these
         ---------  ----------------
by-laws or the Certificate of Incorporation of the Corporation, the act of the majority of the directors present at a duly held meeting at which a quorum is present shall be the act of the Board of Directors.

         Section 8. Action Without Meeting. Any action required or permitted to
         ---------  ----------------------
be taken at any meeting of the Board of Directors may be taken without a meeting if all members of the Board of Directors consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors, whether done before or after the action is taken. Such unanimous written consent shall have the same force and effect as a unanimous vote at a meeting, and may be stated as such in any articles, certificates or documents filed with the Secretary of State of Delaware, or any other state wherein the Corporation may do business.

         Section 9. Meeting by Use of Conference Telephone. Any one or more
         ---------  --------------------------------------
directors may participate in a meeting of the Board of Directors by means of a conference telephone or similar communications device which allows all persons participating in the meeting to hear each other, and such participation in a meeting shall be deemed presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

                                    ARTICLE V
                                    ---------

                                   Committees
                                   ----------

         Section 1. Designation of Committees. The Board of Directors may, by
         ---------  -------------------------
resolution passed by a majority of the whole Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in these by-laws or in the resolution of the Board of Directors establishing the same, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation; provided, however, that no such committee shall have the power or authority to (a) amend the Certificate of Incorporation of the Corporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board of Directors as provided in Section 151(a) of the General Corporation Law of the State of Delaware, fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series), (b) adopt an agreement of merger or consolidation under Sections 251, 252, 254 through 258, 263 or 264 of the General Corporation Law of the State of Delaware, (c) recommend to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, (d) recommend to the stockholders a dissolution of the Corporation or a revocation of a dissolution or (e) amend these by-laws; and, unless the resolution, these by-laws or the Certificate of Incorporation of the Corporation expressly so provides, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock or to adopt a certificate of ownership and merger pursuant to Section 253 of the General Corporation Law of the State of Delaware. Such committees or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

         Section 2. Minutes. Each committee shall keep minutes of its
         ---------  -------
proceedings and shall report thereon to the Board of Directors when required.

         Section 3. Meetings and Action of Committees. Meetings and actions of
         ---------  ---------------------------------
committees shall be governed by, and held in accordance with, the following provisions of Article IV of these by-laws: Section 2 (regular meetings), Section 3 (special meetings), Section 4 (notice of special meetings), Section 5 (quorum), Section 6 (adjourned meeting), Section 7 (manner of acting), Section 8 (action without meeting) and Section 9 (meeting by use of conference telephone), with such changes in the context of such by-laws as are necessary to substitute the committee and its members for the Board of Directors and its members; provided, however, that the time of regular meetings of committees may be determined either by resolution of the Board of Directors or by resolution of the committee, that special meetings of committees may also be called by resolution of the Board of Directors, and that notice of special meetings of committees shall also be given to all alternative members, who shall have the right to attend all meetings of the committee. The Board of Directors may adopt rules for the governance of any committee not inconsistent with the provisions of these by-laws.

                                   ARTICLE VI
                                   ----------

                                    Officers
                                    --------

         Section 1. Titles. The officers of the Corporation shall be elected by
         ---------  ------
the Board of Directors and shall consist of a Chairman of the Board, a Chief Executive Officer, a President, a Chief Financial Officer, a Secretary, and a Treasurer. The Board of Directors may also elect a Controller and one or more Vice Presidents and Assistant Secretaries, Assistant Treasurers and such other officers as it shall deem necessary. Except as otherwise provided in these by-laws, the additional officers shall have the authority and perform the duties as from time to time may be prescribed by the Board of Directors. Any two or more offices may be held by the same individual, but no officer may act in more than one capacity where action of two or more officers is required.

         Section 2. Election and Term. The officers of the Corporation shall be
         ---------  -----------------
elected by the Board of Directors at the annual meeting of the Board held each year immediately following the annual meeting of the stockholders, and each officer shall hold office until the next annual meeting at which officers are to be elected and until his successor is elected and qualified, or until his earlier resignation or removal pursuant to these by-laws.

         Section 3. Removal. Any officer or agent elected or appointed by the
         ---------  -------
Board of Directors may be removed, with or without cause, by the Board of Directors, but removal shall be without prejudice to any contract rights of the individual removed. Election or appointment of an officer or agent shall not of itself create contract rights.

         Section 4. Resignation. Any officer of the Corporation may resign at
         ---------  -----------
any time by giving written notice to the Corporation. Such resignation shall be effective upon the giving of such notice or at such later time as shall be specified therein. The acceptance of such resignation shall not be necessary to make it effective.

         Section 5. Vacancies. Any vacancies among the officers for any reason
         ---------  ---------
(including death, resignation, disqualification, removal or other causes) may be filled by the Board of Directors in the manner prescribed in these by-laws for regular elections to that office.

         Section 6. Compensation.  The compensation of the officers shall be
         ---------  ------------
fixed by or under the direction of the Board of Directors. No officer shall be prevented from receiving such compensation by reason of the fact that such officer is also a director of the Corporation.

         Section 7. Chairman of the Board. The Chairman of the Board of
         ---------  ---------------------
Directors shall preside at meetings of the Board of Directors. The Chairman of the Board may but need not be an employee of the Corporation. If not elected Chief Executive Officer, the Chairman of the Board shall have such other authority and shall perform such other duties as may from time to time be conferred upon him herein or by the Chief Executive Officer.

         Section 8. Chief Executive Officer. The Chief Executive Officer shall
         ---------  -----------------------
have general charge of the business and affairs of the Corporation, shall have final decision-making authority in the conduct of all business affairs of the Corporation, and shall preside at meetings of the stockholders. The Chief Executive Officer may perform such acts, not inconsistent with the applicable law or the provisions of these by-laws, usually performed by the principal executive officer of a corporation and may sign and execute all authorized notes, bonds, contracts and other obligations in the name of the Corporation. The Chief Executive Officer shall have such other powers and perform such other duties as the Board of Directors shall designate or as may be provided by applicable law or elsewhere in these by-laws.

         Section 9. President. The President shall have responsibility for the
         ---------  ---------
day-to-day operations of the business of the Corporation and shall report to the Chief Executive Officer. The President may perform such acts, not inconsistent with the applicable law or the provisions of these by-laws, usually performed by the chief operating officer of a corporation and may sign and execute all authorized notes, bonds, contracts and other obligations in the name of the Corporation. The President shall have such other powers and perform such other duties as the Board of Directors shall designate or as may be provided by applicable law or elsewhere in these by-laws, and in the event of the disability or death of the Chief Executive Officer, he shall perform the duties of the Chief Executive Officer unless and until a new Chief Executive Officer is elected by the directors.

         Section 10. Chief Financial Officer. The Chief Financial Officer of the
         ----------  -----------------------
Corporation shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings and shares. The books of account shall at all reasonable times be open to inspection by any director for a purpose reasonably related to his position as a director. The Chief Financial Officer shall render to the Chief Executive Officer and Board of Directors, whenever they may request it, an account of the transactions of the Corporation and of the financial condition of the Corporation. The Chief Financial Officer shall have such other powers and perform such other duties as the Board of Directors shall designate or as may be provided by applicable law or elsewhere in these by-laws.

         Section 11.  Vice  Presidents.  Each Vice President shall have such
         ----------   ----------------
powers and perform such duties as shall be assigned to him by the Board of Directors.

         Section 12. Secretary. The Secretary shall keep, or cause to be kept,
         ----------  ---------
accurate records of the acts and proceedings of all meetings of stockholders and of the Board of Directors and shall give all notices required by law and by these by-laws. The Secretary shall have general charge of the corporate books and records and of the corporate seal and shall affix the corporate seal to any lawfully executed instrument requiring it. The Secretary shall have general charge of the stock transfer books of the

Corporation and shall keep, or cause to be kept, at the principal office of the Corporation a record of stockholders, showing the name and address of each stockholder and the number and class of the shares held by each stockholder. The Secretary shall sign such instruments as may require the signature of the Secretary, and in general may perform such acts, not inconsistent with the applicable law or the provisions of these by-laws, usually performed by the secretary of a corporation. The Secretary shall have such other powers and perform such other duties as the Board of Directors shall designate from time to time.

         Section 13. Assistant Secretaries. Each Assistant Secretary shall have
         ----------  ---------------------
such powers and perform such duties as may be assigned by the Board of Directors, and the Assistant Secretaries shall exercise the powers of the Secretary during that officer's absence or inability to act.

         Section 14. Treasurer. The Treasurer shall have the custody of the
         ----------  ---------
corporate funds and securities and shall keep and maintain, or cause to be kept and maintained, full and accurate accounts of receipts and disbursements. The Treasurer shall deposit all monies and other valuables in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse funds of the Corporation as may be ordered by the Board of Directors, the Chief Executive Officer or the President, taking proper vouchers for such disbursements. The Treasurer shall also have such powers and perform such duties incident to the office as may be assigned from time to time by the Board of Directors.

         Section 15. Assistant Treasurers. Each Assistant Treasurer shall have
         ----------  --------------------
such powers and perform such duties as may be assigned by the Board of Directors, and the Assistant Treasurers shall exercise the powers of the Treasurer during that officer's absence or inability to act.

         Section 16. Controller and Assistant Controllers. The Controller shall
         ----------  ------------------------------------
have charge of the accounting affairs of the Corporation and shall have such other powers and perform such other duties as the Board of Directors shall designate. The Controller shall report to the Chief Financial Officer. Each Assistant Controller shall have such powers and perform such duties as may be assigned by the Board of Directors, and the Assistant Controllers shall exercise the powers of the Controller during that officer's absence or inability to act.

         Section 17. Voting Upon Stocks. Unless otherwise ordered by the Board
         ----------  ------------------
of Directors, the Chief Executive Officer shall have full power and authority on behalf of the Corporation to attend, act and vote at meetings of the stockholders of any Corporation in which this Corporation may hold stock, and at such meetings shall possess and may exercise any and all rights and powers incident to the ownership of such stock and which, as the owner, the Corporation might have possessed and exercised. The Board of Directors may by resolution from time to time confer such power and authority upon any other person or persons.

                                   ARTICLE VII
                                   -----------

                                  Capital Stock
                                  -------------

         Section 1. Certificates. Certificates for shares of the capital stock
         ---------  ------------
of the Corporation shall be in such form not inconsistent with the certificate of incorporation of the Corporation as shall be approved by the Board of Directors. The certificates shall be consecutively numbered or otherwise identified. The name and address of the persons to whom they are issued, with the number of shares and date of issue, shall be entered on the stock transfer records of the Corporation. Each certificate shall be signed by the Chief Executive Officer or President and by the Secretary or any Assistant Secretary;

provided, that where a certificate is signed by a transfer agent of the Corporation, the signatures of such officers of the Corporation upon the certificate may be by facsimile, engraved or printed. Each certificate shall be sealed with the seal of the Corporation or a facsimile thereof.

         Section 2. Transfer of Shares. Transfer of record of shares of stock of
         ---------  ------------------
the Corporation shall be made on the stock transfer books of the Corporation only upon surrender of the certificate for the shares sought to be transferred by the record holder or by a duly authorized agent, transferee or legal representative. All certificates surrendered for transfer shall be cancelled before new certificates for the transferred shares shall be issued.

         Section 3. Restrictions on Transfer of Shares. The Corporation shall
         ---------  ----------------------------------
have the power to enter into and perform any agreement with any stockholders of the Corporation to restrict the transfer of shares of stock of the Corporation of any one or more classes owned by such stockholders in any manner not prohibited by the General Corporation Law of the State of Delaware.

         Section 4. Transfer Agent and Registrar. The Board of Directors may
         ---------  ----------------------------
appoint one or more transfer agents and one or more registrars of transfers and may require all stock certificates to be signed or countersigned by the transfer agent and registered by the registrar of transfers.

         Section 5. Regulations.  The Board of Directors shall have power and
         ---------  -----------
authority to make rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates for shares of capital stock of the Corporation.

         Section 6. Lost Certificates. The Board of Directors may authorize the
         ---------  -----------------
issuance of a new certificate in place of a certificate claimed to have been lost or destroyed, upon receipt of an affidavit from the person explaining the loss or destruction. When authorizing issuance of a new certificate, the Board of Directors may require the claimant to give the Corporation a bond in a sum as it may direct to indemnify the Corporation against loss from any claim with respect to the certificate claimed to have been lost or destroyed; or the Board of Directors may, by resolution reciting that the circumstances justify such action, authorize the issuance of the new certificate without requiring a bond.


                                  ARTICLE VIII
                                  ------------

                               General Provisions
                               ------------------

         Section 1.  Dividends.  The Board of Directors may from time to time s
         ---------   ---------
declare, and the Corporation may pay, dividend out of its earned surplus on its outstanding shares in the manner and upon the terms and conditions provided by law.

         Section 2. Record Date for Purposes Other Than Stockholder Notice. The
         ---------  ------------------------------------------------------
Board of Directors may fix a date as the record date for the purpose of determining stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action. Such record date shall not precede the date upon which the resolution fixing the record date is adopted and shall not be more than sixty (60) days prior to such action. If no record date is fixed by the Board of Directors, the record date for determining stockholders for any such purpose shall be at the close of business on the date on which the Board of Directors adopts the resolution relating thereto.

         Section 3. Seal. The seal of the Corporation shall have inscribed
         ---------  ----
thereon the name of the

Corporation and "Delaware" around the perimeter, and the words "Corporate Seal" in the center.

         Section 4. Waiver of Notice. Whenever notice is required to be given to
         ---------  ----------------
a stockholder, director or other person under the provisions of these by-laws, the certificate of incorporation of the Corporation or by applicable law, a waiver in writing signed by the person or persons entitled to the notice, whether before or after the time stated in the notice, shall be equivalent to giving the notice.

         Section 5. Depositories and Checks. All funds of the Corporation shall
         ---------  -----------------------
be deposited in the name of the Corporation in such bank, banks or other financial institutions as the Board of Directors may from time to time designate and shall be drawn out on checks, drafts or other orders signed on behalf of the Corporation by such person or persons as the Board of Directors may from time to time designate.

         Section 6. Bond. The Board of Directors may by resolution require any
         ---------  ----
or all officers, agents and employees of the Corporation to give bond to the Corporation, with sufficient sureties, conditioned on the faithful performance of the duties of their respective offices or positions, and to comply with such other conditions as may from time to time be required by the Board.

         Section 7. Loans to Officers.  The Corporation may lend money to, or
         ---------  -----------------
guarantee any obligation of, or otherwise assistany officer or other employee of the Corporation or of its subsidiaries, including any officer or employee who is a director of the Corporation or its subsidiaries, whenever, in the judgment of the Board of Directors, such loan, guarantee or assistance may reasonably be expected to benefit the Corporation. The loan, guarantee or other assistance may be with or without interest and may be unsecured, or secured in such manner as the Board of Directors shall approve, including, without limitation, a pledge of shares of stock of the Corporation. Nothing in these by-laws shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the Corporation at common law or under any statute.

         Section 8. Fiscal Year. The fiscal year of the Corporation shall be the
         ---------  -----------
period ending on December 31 of each year or such other period as the Board of Directors shall from time to time determine.

         Section 9. Indemnification of Directors and Officers.
         ---------  -----------------------------------------

                    (a) Right to Indemnification. The Corporation shall, to the
                        ------------------------
maximum extent and in the manner permitted by the General Corporation Law of the State of Delaware as the same now exists or may hereafter be amended, indemnify any person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending or completed action, suit or proceeding in which such person was or is a party or is threatened to be made a party by reason of the fact that such person is or was a director or officer of the Corporation. For purposes of the foregoing provisions, a "director" or "officer" of the Corporation shall mean any person (a) who is or was a director or officer of the Corporation, (b) who is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise or (c) who was a director or officer of a corporation which was a predecessor corporation of the Corporation or of another enterprise at the request of such predecessor corporation. The Corporation shall be required to indemnify a director or officer in connection with an action, suit or proceeding (or part thereof) initiated by such director or officer only if the initiation of such action, suit or proceeding (or part thereof) by the director or officer was authorized by the Board of Directors of the Corporation. The Corporation shall pay the expenses (including attorneys' fees) incurred by a director or officer of the Corporation entitled to indemnification hereunder in defending any action, suit or proceeding referred to in the immediately preceding paragraph in advance of its final disposition;

provided, however, that payment of expenses incurred by a director or officer of the Corporation in advance of the final disposition of such action, suit or proceeding shall be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it shall ultimately be determined that the director or officer is not entitled to be indemnified under this Article VIII, Section 9 or otherwise. Any repeal or modification of the foregoing provisions of these by-laws shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

                     (b)  Right of Indemnitee to Bring Suit.  If a claim under
                          ---------------------------------

paragraph (a) of this Section is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the person claiming indemnification may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In any suit brought by a person claiming indemnification to enforce a right to indemnification hereunder (but not in a suit brought by any such person to enforce a right to an advancement of expenses), it shall be a defense that such person has not met the applicable standard of conduct set forth in the General Corporation Law of the Stateof Delaware. In any suit by the Corporation to recover an advancement ofexpenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that such person has not met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of any such suit that indemnification is proper in the circumstances because the person claiming indemnification has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by a person claiming indemnification, be a defense to such suit. In any suit brought by a person claiming indemnification to enforce a right hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that such person is not entitled to be indemnified or to such advancement of expenses under this Section or otherwise shall be on the Corporation.

                           (c)  Non-Exclusivity of Rights.  The rights to
                                --------------------------
indemnification and to the advancement of expenses conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the certificate of incorporation of the Corporation, these by-laws, by agreement, by vote of stockholders or disinterested directors or otherwise.

                           (d)  Insurance.  The Corporation may maintain
                                ---------
insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss under the General Corporation Law of the State of Delaware.

                           (e)  Indemnification of Agents of the Corporation.
                                --------------------------------------------
The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses, to any employee or agent of the Corporation to the fullest extent of the provisions of this Section with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

         Section 10. Amendments. Except as otherwise provided herein, these
         ----------  ----------
by-laws may be amended or repealed and new by-laws may be adopted by the affirmative vote of the holders of a majority of the capital stock issued and outstanding and entitled to vote at any meeting of stockholders or by resolution adopted by the affirmative vote of not less than a majority of the number of directors of the Corporation. The provisions of Article II-Section 9, Article III-Section 2, Article VIII-Section 9, and this Article VIII-Section 10 may only be altered, amended or repealed by the affirmative vote of the holders of at least two-thirds (2/3) of the outstanding shares of Common Stock.